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                                                                    EXHIBIT 99.1

                                  [PROXY CARD]

                                LIGHTBRIDGE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS

                                  [DATE], 2001

     The undersigned stockholder of Lightbridge, Inc. (the "Company") hereby appoints Pamela D.A. Reeve and Harlan Plumley and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held on [DATE], 2001, and at any and all adjournments thereof (the "Meeting"), with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the matter set forth on the reverse side and in their discretion upon all other matters that may properly come before the Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement for the Meeting and hereby revokes all proxies, if any, heretofore given by the undersigned to others for said Meeting.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

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                         SPECIAL MEETING OF STOCKHOLDERS

                                LIGHTBRIDGE, INC.

                                  [DATE], 2001

                 Please Detach and Mail in the Envelope Provided

         PLEASE MARK YOUR
         /X/      VOTES AS IN
         THIS EXAMPLE.

         The Lightbridge Board of Directors recommends a vote FOR Proposals 1 and 2, and to grant Proposals 3 and 4.

PROPOSAL 1.                                       FOR      AGAINST    ABSTAIN

                                                  /  /       /  /        /  /

Proposal 1. Approval of the issuance of Lightbridge common stock to be delivered in connection with the merger contemplated by the amended and restated agreement and plan of reorganization dated as of November 8, 2000 among Lightbridge, Inc., Corsair Communications, Inc., and Lightning Merger Corporation.

PROPOSAL 2.                                       FOR      AGAINST    ABSTAIN

                                                  /  /       /  /        /  /

Proposal 2. Approval of an amendment to Lightbridge's 1996 Incentive and Nonqualified Stock Option Plan to increase the number of shares of common stock that may be issued under the plan by 2,000,000 shares, from 2,350,000 shares to 4,350,000 shares.

PROPOSAL 3.                                      GRANT            WITHHOLD

                                                 /  /             /  /

Proposal 3. Discretionary authority to vote on other matters to come before the special meeting.

PROPOSAL 4.                                      GRANT            WITHHOLD

                                                 /  /             /  /

Proposal 4. Discretionary authority to postpone or adjourn the special meeting to another date.

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IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY
WILL BE VOTED. IF A CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS TO BE ACTED UPON, THE SHARES WILL BE VOTED UPON THE MATTERS IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND TO GRANT PROPOSALS 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature: ___________ Date: ___, 200_    Signature: ___________ Date: __, 200_

Note: Please date and sign exactly as name appears hereon and return promptly. If the shares are registered in the name of two or more persons, each should sign. Executors, trustees, guardians, custodians, administrators, attorneys and corporate officers should add their titles.